Exhibit 10.2

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Right to Purchase

77,336 Shares

of Series C Convertible Preferred

Stock of ClearStory Systems, Inc.

November 28, 2005

No. C-2

CLEARSTORY SYSTEMS, INC.

SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT

ClearStory Systems, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, SCP Private Equity Partners II, L.P. (the “Holder”), or its successors or registered assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., Boston time, on the Expiration Date (as hereinafter defined), 77,336 fully paid and nonassessable shares of Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), of the Company, at a purchase price per share of $1.9396 (the “Purchase Price”). The number of such shares of Series C Preferred Stock and the Purchase Price are subject to adjustment as provided in this Warrant.

1.            Certain Definitions. As used herein the following terms have the following respective meanings:

(a)          The term “Change of Control” means (i)  any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a “combination transaction”) in which the Company is a constituent corporation or is a party if, as a result of such combination transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an Acquiring Stockholder (as defined below)) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation’s parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction; or (ii) a sale of all or substantially all of the assets of the Company. For purposes of this definition, an “Acquiring Stockholder” means a stockholder or stockholders of the Company that (A) merges or combines with the Company in

Series C Convertible Preferred Stock Purchase Warrant – Page 2

such combination transaction or (B) owns or controls a majority of another corporation that merges or combines with the Company in such combination transaction.

(b)          The term “Expiration Date” means (i) November 28, 2015 or (ii) immediately prior to the consummation of a Change of Control.

2.            Exercise of Warrant.

(a)          This Warrant may be exercised in full or in part at any time or from time to time until the Expiration Date by the holder hereof by surrender of this Warrant and the exercise notice annexed hereto (duly executed) by such holder, to the Company at its principal office, accompanied by payment, in cash or by check payable to the order of the Company in the amount obtained by multiplying (a) the number of shares of Series C Preferred Stock designated by the holder in the notice of exercise by (b) the Purchase Price then in effect (or by net exercise in accordance with the provisions of Section 3 below). On any partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes and subject to applicable securities laws) may request, providing in the aggregate on the face or faces thereof for the number of shares of Series C Preferred Stock for which such Warrant or Warrants may still be exercised.

(b)          Automatic Exercise Prior to Expiration. If not earlier exercised, this Warrant shall be deemed to have been exercised on a net basis pursuant to Section 3(a) below immediately prior to the expiration hereof, and upon such deemed exercise, and without any further act or deed of the Holder or any other person or entity, the Company shall issue to the Holder the number of fully paid and non-assessable shares of Series C Preferred Stock to which such Holder would be entitled hereunder.

3.            Net Exercise.

(a)           In lieu of exercising this Warrant pursuant to Section 2, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Series C Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the exercise notice annexed hereto duly executed (and by indicating thereon that the Holder is exercising this Warrant pursuant to the net exercise provisions of this Section 3), at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Series C Preferred Stock as is computed using the following formula:

X = Y (A-B)

A

where	X =	the number of shares to be issued to the Holder pursuant to this Section 3.

Y =	the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 3.

Series C Convertible Preferred Stock Purchase Warrant – Page 3

A =	the Fair Market Value (as hereinafter defined) of one share of Series C Preferred Stock, as at the time the net issue election is made pursuant to this Section 3.

B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 3.

The Board shall promptly respond in writing to an inquiry by the Holder as to the Fair Market Value of one share of Series C Preferred Stock.

(b)          The “Fair Market Value” of a share of Series C Preferred Stock as of a particular date (the “Determination Date”) shall mean the fair market value of such share as determined in good faith by the Board of Directors upon review of all relevant factors; provided, however, that, if the Determination Date is the date of a liquidation, dissolution or winding up of the Company (including a Change of Control), then the “Fair Market Value” of a share of Series C Preferred Stock shall mean the aggregate of all amounts paid, payable (or otherwise distributed or distributable) to the holders of the Series C Preferred Stock pursuant to the Company’s Certificate of Incorporation, as amended to date (the “Charter”) upon such liquidation, dissolution or winding up (assuming, for this purpose, that: (i) this Warrant was exercised immediately prior to, and the underlying shares of Series C Preferred Stock issued thereon were issued and outstanding as of, such liquidation, dissolution or winding up; and (ii) the exercise price payable in respect of such deemed exercise of this Warrant is included in the assets available for distribution to the holders of the Company’s capital stock under the Charter in connection with such liquidation, dissolution or winding up).

4.            Delivery of Stock Certificates, etc., on Exercise.  As soon as practicable after the exercise of this Warrant, and in any event within 10 business days thereafter, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes and subject to applicable securities laws) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Series C Preferred Stock to which such holder shall be entitled on such exercise, in such denominations as may be requested by such holder, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Fair Market Value (as determined in Section 3(b) above) of one full share of Series C Preferred Stock, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 2 or 3 hereof, or otherwise.

5.            Covenants as to Series C Preferred Stock and Common Stock.  The Company covenants and agrees that all shares of Series C Preferred Stock which may be issued upon the exercise of this Warrant, and all shares of Common Stock, $.10 par value per share (the “Common Stock”), of the Company, which may be issued upon the conversion of the Series C Preferred Stock, will, upon issuance, be validly issued, fully paid and non-assessable and free

Series C Convertible Preferred Stock Purchase Warrant – Page 4

from all taxes, liens and charges with respect to the issue thereof. Without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such actions as may be required to assure that the stated or par value per share of Series C Preferred Stock is at all times equal to or less than the then effective Purchase Price per share of Series C Preferred Stock issuable upon exercise of this Warrant. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Series C Preferred Stock to provide for the exercise of this Warrant and shares of Common Stock to provide for the conversion of the Series C Preferred Stock. If and so long as the Series C Preferred Stock issuable upon the exercise of this Warrant or the Common Stock issuable upon conversion of the Series C Preferred Stock is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all such shares of capital stock that are so listed.

6.            No Stockholder Rights.  This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

7.            Restrictions on Transfer; Registration Rights.  The holder of this Warrant by acceptance hereof agrees that the transfer of this Warrant, the shares of Series C Preferred Stock issuable upon the exercise of all or any portion of this Warrant and the shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock are subject to the provisions of the Charter, including, without limitation, the rights, privileges and preferences of the Series C Preferred Stock set forth in the Certificate of Designation for the Series C Preferred Stock contained in the Charter. This Warrant, and the shares of Series C Preferred Stock issuable upon exercise of all or any portion of this Warrant and the shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock shall be entitled to all rights and benefits accorded thereto in the Charter, and the applicable provisions of the Charter are hereby incorporated herein by reference. Without limiting the generality of the foregoing, the shares of Series C Preferred Stock issuable upon exercise of this Warrant (and, as applicable, any securities issuable upon conversion of such shares), shall be entitled to the same registration rights applicable to the “Registrable Securities” in that certain Amended and Restated Registration Rights Agreement, dated as of September 2, 2003, by and among the Company, the Holder, Selway Partners, LLC, Selway Management, Inc. and CIP Capital L.P.

8.            Transfer of Warrant.  Subject to applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the agency or office of the Company referred to in Section 2, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Subject to applicable securities laws, each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed the holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary

Series C Convertible Preferred Stock Purchase Warrant – Page 5

notwithstanding; but until each transfer on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes.

9.	Adjustment of Number of Shares; Purchase Price; Nature of Securities Issuable Upon Exercise of Warrants.

(a)           Purchase Price; Adjustment of Number of Shares. The Purchase Price set forth above and the number of shares purchasable hereunder shall be subject to adjustment from time to time as hereinafter provided.

(i)           Reclassification, etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, shall, by the reclassification or exchange of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification, exchange, or other change and the Purchase Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 9.

(ii)          Stock Splits, Stock Dividends and Reverse Stock Splits. In case at any time the Company shall split or subdivide the outstanding shares of Series C Preferred Stock into a greater number of shares, or shall declare and pay any stock dividend with respect to its outstanding stock that has the effect of increasing the number of outstanding shares of Series C Preferred Stock, the Purchase Price in effect immediately prior to such subdivision or stock dividend shall be proportionately reduced and the number of shares of Series C Preferred Stock purchasable pursuant to this Warrant immediately prior to such subdivision or stock dividend shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding shares of Series C Preferred Stock into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Series C Preferred Stock purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

(iii)         Adjustments for Dividends in Stock or Other Securities of Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of shares of Series C Preferred Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date

Series C Convertible Preferred Stock Purchase Warrant – Page 6

hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 9.

(b)          Timing of Purchase Price Adjustment. No adjustment of the Purchase Price shall be made unless such adjustment would require an increase or decrease of at least $0.0001 in such price; provided that any adjustments which by reason of this Section 9(b) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $0.0001 in the Purchase Price then in effect hereunder.

10.          Certificate of Adjustment.  Whenever the Purchase Price (or the number of shares of Series C Preferred Stock issuable on the exercise of this Warrant) is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company’s chief financial officer setting forth the Purchase Price (and the number of shares of Series C Preferred Stock issuable on the exercise of this Warrant) after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

11.          Notices of Record Date, Etc.  In the event of:

(a)           any taking by the Company of a record of the holders of the Series C Preferred Stock or Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

(b)          any reclassification of the capital stock of the Company, capital reorganization of the Company, or Change of Control; or

(c)	any voluntary or involuntary dissolution, liquidation or winding up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least ten (10) calendar days prior to the date specified in such notice on which any such action is to be taken.

12.          Exchange of Warrant.  This Warrant is exchangeable upon the surrender hereof by the holders hereof at the office or agency of the Company designated in Section 2 hereof, for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder or holders hereof at the time of such surrender.

Series C Convertible Preferred Stock Purchase Warrant – Page 7

13.          Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute a contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

14.          Notice Prior to Public Offering.  The Company shall give each Holder at least thirty (30) days prior written notice of the effectiveness of any registration statement filed with the Securities and Exchange Commission under the 1933 Act covering any shares of capital stock of the Company.

15.          No Impairment.  The Company will not, by amendment of its Charter or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

16.          Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts as applied to agreements entered into among Massachusetts residents to be performed entirely within the Commonwealth of Massachusetts, without regard to principles of conflicts of law. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

[Remainder of Page Intentionally Left Blank]

Series C Convertible Preferred Stock Purchase Warrant – Page 8

                IN WITNESS WHEREOF, the undersigned have executed this Series C Convertible Preferred Stock Purchase Warrant as a sealed instrument as of the day and year first above written.

Dated: November 28, 2005	CLEARSTORY SYSTEMS, INC. By: /S/ Henry F. Nelson Name: Henry F. Nelson Title: President, CEO

ACCEPTED AND AGREED TO BY:

By:

SCP PRIVATE EQUITY PARTNERS II, L.P

General Partner

By:	____________________
Name:
Title:

NOTICE OF EXERCISE

(To be signed only on exercise of Warrant)

TO:	CLEARSTORY SYSTEMS, INC.

The undersigned hereby irrevocably elects to [check applicable subsection]:

________ (a)

Purchase _________________ shares of Series C Preferred Stock of ClearStory Systems, Inc. pursuant to the terms of Section 2 of the attached Warrant. Payment of the Purchase Price per share required under Section 2 of such Warrant accompanies this notice.

OR
________ (b)

Exercise the attached Warrant for [all of the shares] [________ of the shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 3 of such Warrant.

Dated: ________________________	_______________________________

(Signature must conform to name

of holder as specified on the

face of the Warrant)

_______________________________

_______________________________

(Address)

_______________________________

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto ___________________________________ the right represented by the within Warrant to purchase ____________ shares of Series C Convertible Preferred Stock of ClearStory Systems, Inc. to which the within Warrant relates, and appoints _________________________ as its Attorney to transfer such right on the books of ClearStory Systems, Inc. with full power of substitution in the premises.

Dated: _________________________	_______________________________

(Signature must conform to name

of holder as specified on the

face of the Warrant)

_______________________________

_______________________________

Signed in the presence of:

_____________________________